Exhibit 99.B.16

Hartford Series Fund, Inc.

(the “Registrant”)

POWER OF ATTORNEY

August 5, 2009

Lynn S. Birdsong
Robert M. Gavin
Duane E. Hill
Sandra S. Jaffee
William P. Johnston
Phillip O. Peterson
Lemma W. Senbet
Lowndes A. Smith
John C. Walters

do hereby constitute and appoint as their attorneys-in-fact Edward P. Macdonald, Catherine E. Marshall, Raymond A. O’Hara, Alice A. Pellegrino, and/or Michael G. Phillips to sign on their behalf the Registration Statement on Form N-14 (the “Registration Statement”) relating to the proposed reorganization of Hartford Value Opportunities HLS Fund, a series of Hartford HLS Series Fund II, Inc., into Hartford Value HLS Fund, a series of the Registrant, and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto; and to file the same documents with the Securities and Exchange Commission on behalf of the Registrant.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/Lynn S. Birdsong	/s/Robert M. Gavin
Lynn S. Birdsong	Robert M. Gavin

/s/Duane E. Hill	/s/Sandra S. Jaffee
Duane E. Hill	Sandra S. Jaffee

/s/William P. Johnston	/s/Phillip O. Peterson
William P. Johnston	Phillip O. Peterson

/s/Lemma W. Senbet	/s/Lowndes A. Smith
Lemma W. Senbet	Lowndes A. Smith

/s/John C. Walters
John C. Walters